UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 3, 2008

(Date of earliest event reported)

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 West Dr. Martin Luther King Jr. Boulevard Suite 101 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2008, Comprehensive Care Corporation (“CompCare”) entered into a Purchase Agreement (“Agreement”) with Harry Ross (“the Purchaser”). Pursuant to the Agreement, the Purchaser purchased 200,000 CompCare common shares and a $200,000 convertible promissory note (“the Note”) for the aggregate consideration of $250,000. CompCare intends to use the net proceeds from the sale of the securities hereunder for working capital and general corporate purposes. Item 2.03 below describes the Note. A copy of the Agreement is attached hereto as Exhibit 10.1. As a result of the transaction, Mr. Ross owns 1,200,000 shares of CompCare common stock or approximately 14.9% of the total number of shares outstanding (2,000,000 shares or approximately 22.7% of the total number of shares outstanding if the Note is converted in full).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Under the Agreement as mentioned in Item 1.01, the Note has a principal amount of $200,000 and is convertible into CompCare common stock at the rate of $0.25 per share. The Note matures August 31, 2011 and bears interest at the rate of 8.5% per annum payable monthly in arrears. The Note shall be convertible into shares of Common Stock at the option of the Purchaser, in whole or in part, at any time and from time to time as long as the Note is outstanding. A copy of the Note is attached hereto as Exhibit 10.2.

Item 3.02.	Unregistered Sale of Security Securities.

The CompCare common shares, and the shares which may be issued upon conversion of the Note, were sold to the Purchaser in a private transaction not involving a public offering. Based on certain representations and warranties of the Purchaser in the Agreement, CompCare relied on Section 4(2) of the Securities Act for an exemption from the registration requirements of the Securities Act. The CompCare common shares purchased and the shares of common stock issuable upon conversion of the Note, in whole or in part, have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement dated September 3, 2008 between Comprehensive Care Corporation and Harry Ross.

10.2	Convertible Promissory Note dated September 3, 2008 between Comprehensive Care Corporation and Harry Ross.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain information included in this report on Form 8-K and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s anticipated operating results, financial resources, increases in revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include, but are not limited to, changes in local, regional, and national economic and political conditions, the effect of governmental regulation, competitive market conditions, varying trends in member utilization, our ability to manage healthcare operating expenses, our ability to achieve expected results from new business, the profitability of our capitated contracts, cost of care, seasonality, the Company’s ability to obtain additional financing, and other risks detailed from time to time in the Company’s SEC reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

By:	/s/ Robert J. Landis
Name:	Robert J. Landis
Title:	Chairman of the Board, Chief Financial Officer and Treasurer

Date: September 5, 2008

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